UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Sincerity Applied Materials Holdings Corp.
(Name of Registrant as Specified In Its Charter)

Mina Mar Corporation (d/b/a Mina Mar Group)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Letter to Shareholders of Sincerity Applied Material Holdings Corp. (SINC)

Sincerity Applied Materials Holdings Corp (the “Company”) , a Nevada corporation, entered into a Consignment Agreement with Mina Mar Corporation (d/b/a Mina Mar Group) (“MMG”) effective as of August 27, 2018. whereby Mina Mar Group would perform certain duties for the company.

A copy of the Consignment Agreement is included herein as Appendix A

In reply to an email sent on August 21, 2019, Mr. Zang Agreed to a Proposed Turn around. This proposal [in part] is attached as Appendix B.

MMG fulfilled all obligations under the agreement. Once the new management was to be appointed and funds to be paid in escrow the current management of Sincerity Applied Material Holdings Corp decided that it no longer desirous of changing management selling its preferred shares (control block) off the market .

MMG has commenced soliciting the transfer agent to have itself appointed as the officer of the company in accordance with the agreement executed with Sincerity Applied Material Holdings Corp, failing which MMG intends to file a complaint with a competent jurisdiction to secure a court order compelling management and its service providers to honour the agreement.

MMG has also learned that since the dispute Yiwen Zhang CEO has issued over 70 million shares to him self and or his immediate family and has ceased his subscription with OTC Markets. In addition, the management has indicated that they will not file the required financial statements as required by reporting issuers.

All of these corporate maneuvers of SINC has caused OTC Markets to withdraw its “penny stock exempt” ranking of the company, meaning the security is exempt from the definition of a Penny Stock under SEC under Rule 240.3a51-1

MMG intends to take all legal and remedy steps to protect its interest and those of the shareholders of SINC as the fiduciary duty to the shareholders appears to have been abandoned by SINC management.

APPENDIX A

CONSIGNMENT AGREEMENT (SYMBOL)

This Consignment Agreement (the "Agreement") is made and effective this 27th day of August, 2018.

BETWEEN:	Sincerity Applied Materials Holdings Corp. a corporation organized and existing under the laws of the State of Victoria, Seller with its head office located at:

4 Avoca Street

South Yarra, VIC 3141
Australia

AND:	Mina Mar Corporation d/b/a Mina Mar Group ,(MMG) a corporation organized and existing under the laws of the State of Florida, the agent with its head office located at:

224 Datura Street#1015
West Palm Beach, FL 33401

In consideration of the terms and covenants of this agreement, and other valuable consideration, the parties agree as follows:

1. RECITALS

The parties recite and declare:

Principal or Seller conducts a business described as follows: SINC

2.

a.	Principal or Seller desires to engage the Consignee to assist with the sale of the controlling interest in the described public entity.

b.	Principal has agreed to sell the controlling interest of 79.508% on the terms set forth in this agreement.

3. EXCLUSIVE APPOINTMENT

Agent shall have the exclusive right to sell the controlling interest of the public entity during the term of this agreement.

a.	Term of this Agreement shall be for thirty days (30 DAYS), with an automatic renewal term of an additional thirty days, and shall continue to renew as such, from the date Agreement is signed for a period of twelve months (12 months), unless otherwise terminated in the form of a written notice by the Seller after the first thirty days, and after providing a thirty-day notice in advance.

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4.	SALE OF THE CONTROL INTEREST

a.	Agent shall devote their best efforts to the sale of the control interest in the entity referred to above.
b.	The price of the controlling interest shall be $300,000 (US dollars) net to the Seller.
c.	This purchase price shall be broken down as follows:
d.	$ 300,000 For Control Block to the Seller
e.	The Seller will surrender on closing 100% of the Controlling shares currently owned, and 100% of preferred shares and 100% of any other classes of shares in his control or direction.
f.	All web sites and domain names, all social media access
g.	All taxes all books and records

The complete letter of intent will detail all documents to be produced / surrendered and or delivered.

The seller shall make arrangements with the 3rd party non-affiliate debt holder for the assignment and sale of the debt if such debt exists.

This agreement shall serve as an irrevocable and unconditional direction and letter of instruction to the agent holding the funds in escrow to release only the sum of $300,000 or the agreed purchase price as specified in section 4 (b) above to the Seller. Any and all funds over and above the sum as specified in section 4 (b) or the purchase price shall be paid to the agent or MMG as they may direct.

The Seller acknowledges that MMG in order to maximize the exposure and sale of the company will reach out to other retailer agents, lawyers accountants broker dealers and similar agencies and solicit same to induce these agencies to introduce the Sellers company to prospective buyers. MMG shall not be required to disclose its sales and or marketing methodology ways and means in how it procures such offers. MMG agrees to pay all agents sub agents referrers and affiliates who will or have participated and assisted in the sale of the control block. MMG shall not be required to produce any records or payments save and except a sworn affidavit is so requested by the Seller assuring the Seller that all suppliers have been paid and that no potential liability exists visa vie commissions or fees related to the sale. MMG shall hold the Seller harmless if any such claims arise.

5.	CONFIDENTIALITY

MMG shall use at most discretion in marketing the Sellers control block. MMG shall not press release nor in any way place the asset in a public domain with a “For Sale” label. All inquires are filtered with a Non Disclosure and Non Circumvent agreement. The Seller agrees to notify the agent should any buyer attempt to circumvent the agents efforts.

6.	SALE OF THE COMPANY (CONSIGNED ASSET)

A.	The agent may be required to make the company more saleable or attractive to the potential buyer. The agent may with Controlling shareholder consent pay OTC markets subscription fee on behalf of the company, compile and upload financials, obtain legal opinion or file an adequate disclosure.
B.	In the event the agent incurs these expenses the agent shall not have the right to seek additional costs from the seller to recover his monies.
C.	In the event the Seller sells the control block during the term of this agreement any monies over and above the sale of controlling interest as outlined in clause 2 (a) shall be with the agent.
D.	The agent may require the Seller or the debt holder to assign their position before closing in escrow and or re title the position in order to satisfy the buyers non-affiliate requirement.

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7.	MANAGEMENT OF CONSIGNEE’S BUSINESS

a.	Seller shall have entire charge of the management and operation of his business until such time as the sale of the control interest in the entity is complete.
b.	Principal reserves no supervision or control over consignee or his agents in the facilities, employees, and methods to be used and employed by consignee in carrying out the purposes of this agreement, and shall in no event be responsible for negligence of consignee or consignee’s employees.

8.	EMPLOYEE BENEFIT PAYMENTS

Consignee shall and does accept full and exclusive liability for the payment of any and all premiums, contributions, and taxes for workers’ compensation insurance, unemployment insurance, and for pensions, annuities, and retirement benefits, now or later imposed by or pursuant to federal and state laws, which are measured by the wages, salaries, or other remuneration paid to persons employed by consignee in connection with the performance of this agreement. Consignee shall indemnify principal against any and all liability for any premiums, taxes, or contributions respecting consignee’s employees that may be assessed against principal. Consignee shall enter into any agreement that has been or may later be prescribed by any federal or state governmental body or authority to effectuate the above-stated purposes.

9.	TERMINATION

This agreement is not assignable and may be terminated by either party on 30 days’ written notice to the other.

10.	GOVERNING LAW

It is agreed that this agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida.

11.	NO WAIVER

The failure of either party to this agreement to insist on the performance of any of the terms and conditions of this agreement, or the waiver of any breach of any of the terms and conditions of this agreement, shall not be construed as waiving any terms and conditions, but such terms and conditions shall continue and remain in full force and effect as if no forbearance or waiver had occurred.

12.	ARBITRATION OF DISPUTES

All disputes, claims, and questions regarding the rights and obligations of the parties under the terms of this agreement are subject to arbitration. Either party may make a demand for arbitration by filing such demand in writing with the other party within 30 days after the dispute first arises. Subsequently, arbitration shall be conducted by the rules of commercial arbitration as set forth by the American Arbitration Association.

13.	ATTORNEY FEES

In the event that any action is filed in relation to this agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party’s attorney fees.

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14.	EFFECT OF PARTIAL INVALIDITY

The invalidity of any part of this agreement will not and shall not be deemed to affect the validity of any other part. In the event that any provision of this agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

15.	ENTIRE AGREEMENT

This agreement shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this agreement shall not be binding on either party except to the extent incorporated in this agreement.

16.	MODIFICATION OF AGREEMENT

Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in a writing signed by each party or an authorized representative of each party.

17.	CONTROL REPRESENTATION

The seller warrants and represents that he has at least 51% control of asset being sold and that this company is not in dispute hijacked or ownership and control in dispute with anyone. In the event of such the agent reserve the right to seek set off costs for his work and engagement equal to 300% of the sellers asking price.

18.	PARAGRAPH HEADINGS

The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this agreement.

19.	DISCLOSURE

This is not an offer to buy or sell securities in any jurisdiction. This communication is for consignment purposes only. Any third-party publication is not prepared or approved by MMG (Mina Mar Group) and therefore, may not meet research disclosure requirements applicable to Seller. The contents herein may be subject to copyright laws and any dissemination in whole or in part electronically or otherwise may not be shared with others without the author’s prior written consent, which consent can unreasonably be withheld. We do not give legal or security trading or accounting advice of any kind. We are not a licensed broker dealer and do not claim to be. We make no representations as to the suitability of any transaction at any time. The opinions, estimates and projections contained in the publication are those of the author as of the date indicated and are subject to change without notice. MMG makes no representation or warranty, express or implied, in respect thereof, takes no responsibility for any errors or omissions which may be contained therein and accepts no liability whatsoever for any loss arising from any use of or reliance on the report or its contents. MMG its affiliates and/or their respective officers, directors, independent contractors or employees may from time to time acquire, hold or sell securities of issuers mentioned in the publication, related securities, or options, futures or other derivative instruments based thereon. MMG may act as financial advisor and/or consultant for certain of the issuers mentioned therein and may receive remuneration for same. MMG or its affiliates may have consulting arrangements with, or provide other remunerated services to, the issuers mentioned herein. The reader should assume that MMG or its affiliates may have a conflict of interest, and should not rely solely on this publication in evaluating whether or not to buy or sell securities of issuers discussed herein.

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20.	COUNTERPARTS

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of 1/30, 2019.

SELLER	AGENT

/s/ James Zhang	/s/ Miro Zecevic
Authorized Signature	Authorized Signature

CEO, James Zhang	Miro Zecevic CEO and CFO MMG
Print Name and Title	Print Name and Title

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James

The key here is to have Xaviar the Spain investor clear some certificates in his brokerage account which I will buy from him on the open market and we can get the share price down in a reasonable level. This will increase the overall appeal of the company and make it more marketable.

After we achieve this... even if we are unsuccessful In selling the company it gives us many other options and opportunities to do a registration statement to start a marketing campaign and to sell some stock in the market to raise capital for SINC.

This is the plan moving forward.

1.    Have Xpain investor clear stock

2.    We buy the shares on the open market and create the share price of in between $1 to $2 a share.

3.    Repeat step 2 with other broker dealers and get other market makers in the Box to create a healthy robust $1 to $2 dollar a share market place for SINC.

3.   keep the filings current.

4.    If we are unsuccessful in step 2 and 3 above then minimize the expense of filings and on going operational costs.

We will do all of the after mentioned work and bear expenses of the filings moving forward. Upon sale of SINC james will receive $150,000 from the gross proceeds of the sale.

SINC management agrees to appoint Daniel Sobolowski and Alex Sentic as officers / director of the company. The current Sinc management will resign as officers and directors and stay as board members.

Upon payment of $150,000 to James all shares In his control or command will be surrendered to the new buyer and he will resign as a board member of the company.

All interim bills regarding reporting and compliance of SINC will be the responsibility of Mina Mar Group

Please print sign and scan this email and send it back. We will counter sign our acceptance and move forward with the project.

Sincerely

/s/ Miro Zecevic